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                                                                      Exhibit 11


                  @TRACK COMMUNICATIONS, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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

                                                               Three months ended                Nine months ended
                                                                  September 30,                    September 30,
                                                         ------------------------------     -----------------------------
                                                              2001           2000               2001              2000
                                                         ------------      -----------      -----------     ------------
Net income (loss) applicable to common stockholders:
  Net income (loss)                                      ($ 2,406,000)     ($2,588,000)     $42,774,000     ($15,263,000)
                                                         ============      ===========      ===========     ============
Weighted average number of shares outstanding:
  Weighted average number of shares outstanding,
   net of treasury shares - Basic EPS                      48,055,800        5,065,366       21,147,649        5,055,830
  Additional weighted average shares for
    assumed exercise of stock options, net
    of shares assumed to be repurchased with
    exercise proceeds                                              --               --          527,063               --
                                                         ------------      -----------      -----------     ------------
Weighted average number of shares outstanding,
   net of treasury shares - Diluted EPS                    48,055,800        5,065,366       21,674,712        5,055,830
                                                         ============      ===========      ===========     ============
Net income (loss) per common share applicable to
   common stockholders:

   Basic EPS                                                   ($0.05)          ($0.51)           $2.02           ($3.02)
                                                         ============      ===========      ===========     ============
   Diluted EPS                                                 ($0.05)          ($0.51)           $1.97           ($3.02)
                                                         ============      ===========      ===========     ============
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